Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF JANUARY 31, 2017

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$28,944
Cash equivalents held in trust	1,377
Total investments held in trust	30,321
Cash and cash equivalents	1,109
Fixed-maturity securities, at fair value	2,654
Accrued investment income	241
Prepaid expenses	13
Premiums receivable	152
Total assets	$34,490

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$187
Losses payable	189
Unearned premiums	54
Accrued ceding commission expense	17
Other liabilities	184
Total liabilities	631
Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained deficit	(36,021)
Total stockholder’s equity	33,859
Total liabilities and stockholder’s equity	$34,490

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED JANUARY 31, 2017

(in thousands)

Revenues:
Premiums earned	$152
Net investment income	49
Total revenues	201
Expenses:
Underwriting benefit	(66)
General and administrative expenses	191
Total expenses	125
Income before federal income taxes	76
Federal income tax expense	—
Net income	$76